Exhibit a.(vii)

HARTFORD SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

HARTFORD SERIES FUND, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors (“Board of Directors”) of the Corporation by Section 2-208 of the Maryland General Corporation Law and the charter (“Charter”) of the Corporation, the Board of Directors reclassified all of the authorized but unissued shares of common stock, par value $.001 per share (the “Common Stock”) of all classes of the series set forth below as shares of Common Stock without further classification or designation, with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of undesignated Common Stock as set forth in the Charter:

Series	Number of Shares
American Funds Asset Allocation HLS Fund	800,000,000
American Funds Blue Chip Income and Growth HLS Fund	800,000,000
American Funds Bond HLS Fund	800,000,000
American Funds Global Bond HLS Fund	800,000,000
American Funds Global Growth and Income HLS Fund	800,000,000
American Funds Global Growth HLS Fund	800,000,000
American Funds Global Small Capitalization HLS Fund	800,000,000
American Funds Growth HLS Fund	800,000,000
American Funds Growth-Income HLS Fund	800,000,000
American Funds International HLS Fund	800,000,000
American Funds New World HLS Fund	800,000,000
Hartford Global Research HLS Fund	800,000,000
Hartford Growth HLS Fund	800,000,000
Hartford Index HLS Fund	4,000,000,000
Hartford Portfolio Diversifier HLS Fund	1,000,000,000

SECOND: Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 96,925,000,000, of which 34,750,000,000 are shares of Common Stock without further classification or designation and 62,175,000,000 are shares of Common Stock classified and designated as follows:

Series and Class	Number of Shares

Hartford Balanced HLS Fund
Class IA	8,500,000,000
Class IB	1,000,000,000
Class IC	200,000,000

Hartford Capital Appreciation HLS Fund
Class IA	4,250,000,000
Class IB	750,000,000
Class IC	450,000,000

Hartford Disciplined Equity HLS Fund
Class IA	3,300,000,000
Class IB	200,000,000

Hartford Dividend and Growth HLS Fund
Class IA	3,500,000,000
Class IB	500,000,000
Class IC	200,000,000

Hartford Global Growth HLS Fund
Class IA	3,200,000,000
Class IB	200,000,000
Class IC	200,000,000

Hartford Healthcare HLS Fund
Class IA	600,000,000
Class IB	200,000,000

Hartford High Yield HLS Fund
Class IA	2,600,000,000
Class IB	200,000,000

Hartford International Opportunities HLS Fund
Class IA	2,000,000,000
Class IB	625,000,000
Class IC	200,000,000

Hartford MidCap HLS Fund
Class IA	1,800,000,000
Class IB	600,000,000
Class IC	200,000,000

Hartford MidCap Value HLS Fund
Class IA	800,000,000
Class IB	400,000,000

Hartford Small Company HLS Fund
Class IA	1,125,000,000
Class IB	375,000,000

Hartford Stock HLS Fund
Class IA	3,000,000,000
Class IB	1,000,000,000
Class IC	200,000,000

Hartford Total Return Bond HLS Fund
Class IA	4,400,000,000
Class IB	600,000,000

Hartford Ultrashort Bond HLS Fund
Class IA	12,000,000,000
Class IB	2,000,000,000

Hartford Value HLS Fund
Class IA	600,000,000
Class IB	200,000,000

THIRD: The shares of Common Stock described in Article FIRST above have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the 10th day of August, 2016.

ATTEST:	HARTFORD SERIES FUND, INC.

/s/ Alice A. Pellegrino	By:	/s/ Michael J. Flook
Alice A. Pellegrino		Michael J. Flook
Secretary		Vice President

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